Doma's Q4 Results Demonstrate Significant Progress Towards Achieving Profitability in 2023; Delivers Full Year Adjusted EBITDA Within Revised 2022 Guidance
Fourth Quarter 2022 Business Highlights(1):
•Total revenues of $96 million, down 11% versus Q3 2022
•Retained premiums and fees of $35 million, down 17% versus Q3 2022
•Gross profit of $9 million, up 25% versus Q3 2022
•Adjusted gross profit of $14 million, up 20% versus Q3 2022
•Adjusted EBITDA loss of $16 million, compared to a loss of $30 million in Q3 2022
•Purchase closed orders down 26% versus Q3 2022, Refinance closed orders down 36% versus Q3 2022, and Total closed orders down 31% versus Q3 2022
SAN FRANCISCO--(Business Wire)--Feb. 28, 2023-- Doma Holdings, Inc. (NYSE: DOMA) (“Doma” or the “Company”), a leading force for disruptive change in the real estate industry, today reported quarterly financial results and key operating data for the three months and full year ended December 31, 2022(2). Doma achieved significant adjusted EBITDA loss improvement in the fourth quarter and delivered full year adjusted EBITDA within its revised guidance range. The Company remains on track to achieve adjusted EBITDA profitability in 2023.
"We are now seeing the tangible benefits of the significant actions we took last year to protect our bottom line and to achieve our industry transforming vision," said Max Simkoff, CEO of Doma. "Given the rapid rise in both mortgage rates and home prices we experienced last year, it's no surprise that we've seen a resultant unprecedented decline in home affordability impacting virtually everyone across the country. As we head into 2023, we are uniquely positioned to provide cost-effective solutions to home owners and prospective home owners via our proven instant underwriting platform, ultimately alleviating home affordability challenges."
Doma's $14 million adjusted EBITDA improvement in the fourth quarter compared to the third quarter was a direct result of key strategic cost saving decisions made throughout 2022. Despite a housing market that is likely to remain volatile for the foreseeable future, Doma has reiterated its commitment to achieving adjusted EBITDA profitability in 2023. Margin improvements are expected to continue throughout the year as the full benefit of actions implemented in 2022 are realized, and as the company continues to prioritize profitability contribution from its Local branch operations. Additionally, Doma is finalizing the best strategies for more efficient and more profitable deployment of its proven instant underwriting technology via new partnerships with mortgage originators and the broader lending ecosystems, ultimately making their technology more widely available and most importantly, saving homeowners money.
"We are pleased to deliver full year 2022 adjusted EBITDA within our revised guidance range and to have made progress towards achieving profitability," said Mike Smith, Chief Financial Officer of Doma. "We made meaningful expense reduction decisions early on in the mortgage market downturn and acted swiftly late last year when we knew continued mortgage market instability meant additional cost reductions were necessary. The team continues to prioritize our investments with profitability and cash generation at the forefront, and we look forward to achieving sustainable profitability in 2023."

(1) Reconciliations of retained premiums and fees, adjusted gross profit, and the other financial measures used in this press release that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) to the nearest measures prepared in accordance with GAAP have been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
(2) Doma completed its business combination with Capitol Investment Corp. V ("Capitol") on July 28, 2021. The financial results and key operating data included in this fourth quarter release include operating results of Doma prior to completion of the business combination and operating results of the combined company subsequent to completion of the business combination.

Non-GAAP Financial Measures
Some of the financial information and data contained in this press release, such as retained premiums and fees, adjusted gross profit and adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles ("GAAP"). Retained premiums and fees is defined as revenue less premiums retained by third-party agents. Adjusted gross profit is defined as gross profit (loss), adjusted to exclude the impact of depreciation and amortization. Adjusted EBITDA is defined as net income (loss) before interest, income taxes, depreciation and amortization, and further adjusted to exclude the impact of stock-based compensation, severance costs, goodwill impairment, long-lived asset impairment, the change in fair value of warrant and sponsor covered shares liabilities and accelerated contract expense. Doma believes that the use of retained premiums and fees, adjusted gross profit and adjusted EBITDA provides additional tools to assess operational performance and trends in, and in comparing Doma's financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors. Doma’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with Doma’s financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP.
Conference Call Information
Doma will host a conference call at 5:00 PM Eastern Time on Tuesday, February 28, to present its fourth quarter 2022 financial results.
Dial-in Details: To access the call by phone, please go to this link (https://register.vevent.com/register/BI72aefa7766044f53aff63f2fa37678e5%20%20), and you will be provided with dial-in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

The live webcast of the call will be accessible on the Company’s website at investor.doma.com. Approximately two hours after conclusion of the live event, an archived webcast of the conference call will be accessible from the Investor Relations section of the Company’s website for twelve months.
About Doma Holdings, Inc.
Doma is a real estate technology company that is disrupting a century-old industry by building an instant and frictionless home closing experience for buyers and sellers. Doma uses proprietary machine intelligence technology and deep human expertise to create a vastly more simple and affordable experience for everyone involved in a residential real estate transaction, including current and prospective homeowners, mortgage lenders, title agents, and real estate professionals. With Doma, what used to take days can now be done in minutes, replacing an arcane and cumbersome process with a digital experience designed for today’s world. To learn more visit doma.com.
Forward-Looking Statements Legend
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "expect," "anticipate," "believe," "seek," "target" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. The absence of these words does not mean that a statement is not forward-looking. Such statements are based on the beliefs of, as well as assumptions made by information currently available to Doma management. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity, total addressable market ("TAM"), market share and competition. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectation of Doma’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict, will differ from assumptions and are beyond the control of Doma.
These forward-looking statements are subject to a number of risks and uncertainties, including changes in business, market, financial, political and legal conditions; risks relating to the uncertainty of the projected financial information with respect to Doma; future global, regional or local economic, political, market and social conditions, including due to the COVID-19 pandemic; the development, effects and enforcement of laws and regulations, including with respect to the title insurance industry; Doma’s ability to manage its future growth or to develop or acquire enhancements to its platform; the effects of competition on Doma’s future business; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and those other factors described in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2021 and any subsequent reports filed by Doma from time to time with the U.S. Securities and Exchange Commission (the “SEC”).
If any of these risks materialize or Doma’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Doma does not presently know or that Doma currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Doma’s expectations, plans or forecasts of future events and views as of the date of this press release. Doma anticipates that subsequent events and developments will cause Doma’s assessments to change. However, while Doma may elect to update these forward-looking statements at some point in the future, Doma specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Doma’s assessment as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Investor Contact: Matt Thunander | Head of Investor Relations for Doma | ir@doma.com
Media Contact: Camilla Whitmore | Lead, Public Relations for Doma | press@doma.com
SOURCE Doma Holdings, Inc.

Key Operating and Financial Indicators

	Three Months Ended December 31,		Year ended December 31,
	2022	2021	2022	2021
	(Unaudited - in thousands, except for open and closed order numbers)
Key operating data:
Opened orders	11,602	43,247	93,534	178,689
Closed orders	10,505	37,042	71,953	136,428

GAAP financial data:
Revenue (1)	$96,374	$137,679	$440,181	$558,043
Gross profit (2)	$9,197	$22,031	$30,829	$103,261
Net loss (3)	$(109,418)	$(43,729)	$(302,209)	$(113,056)
Non-GAAP financial data (4):
Retained premiums and fees	$35,279	$66,349	$178,705	$259,598
Adjusted gross profit	$13,982	$24,646	$46,848	$113,582
Ratio of adjusted gross profit to retained premiums and fees	40%	37%	26%	44%
Adjusted EBITDA	$(16,387)	$(36,303)	$(134,914)	$(71,592)

_________________
(1)Revenue is comprised of (i) net premiums written, (ii) escrow, other title-related fees and other, and (iii) investment, dividend and other income. Net loss is made up of the components of revenue and expenses.
(2)Gross profit, calculated in accordance with GAAP, is calculated as total revenue, minus premiums retained by third-party agents, direct labor expense (including mainly personnel expense for certain employees involved in the direct fulfillment of policies) and direct non-labor expense (including mainly title examination expense, provision for claims, and depreciation and amortization). In our consolidated income statements, depreciation and amortization is recorded under the “other operating expenses” caption.
(3)Net loss is made up of the components of revenue and expenses.
(4)Retained premiums and fees, adjusted gross profit and adjusted EBITDA are non-GAAP financial measures.
Non-GAAP Financial Measures
Retained premiums and fees
The following table reconciles our retained premiums and fees to our gross profit, the most closely comparable GAAP financial measure, for the periods indicated:

	Three Months Ended December 31,		Year ended December 31,
	2022	2021	2022	2021
	(Unaudited - in thousands)		(Unaudited - in thousands)
Revenue	$96,374	$137,679	$440,181	$558,043
Minus:
Premiums retained by third-party agents	61,095	71,330	261,476	298,445
Retained premiums and fees	$35,279	$66,349	$178,705	$259,598
Minus:
Direct labor	14,665	26,787	86,573	89,616
Provision for claims	1,154	4,594	16,740	21,335
Depreciation and amortization	4,785	2,615	16,019	10,321
Other direct costs (1)	5,478	10,322	28,544	35,065
Gross Profit	$9,197	$22,031	$30,829	$103,261
__________________
(1)Includes title examination expense, office supplies, and premium and other taxes.

Adjusted gross profit
The following table reconciles our adjusted gross profit to our gross profit, the most closely comparable GAAP financial measure, for the periods indicated:

	Three Months Ended December 31,		Year ended December 31,
	2022	2021	2022	2021
	(Unaudited - in thousands)		(Unaudited - in thousands)
Gross Profit	$9,197	$22,031	$30,829	$103,261
Adjusted for:
Depreciation and amortization	4,785	2,615	16,019	10,321
Adjusted Gross Profit	$13,982	$24,646	$46,848	$113,582
Adjusted EBITDA
The following table reconciles our adjusted EBITDA to our net loss, the most closely comparable GAAP financial measure, for the periods indicated:

	Three Months Ended December 31,		Year ended December 31,
	2022	2021	2022	2021
	(Unaudited - in thousands)		(Unaudited - in thousands)
Net loss (GAAP)	$(109,418)	$(43,729)	$(302,209)	$(113,056)
Adjusted for:
Depreciation and amortization	4,785	2,615	16,019	10,321
Interest expense	4,800	4,519	18,080	16,861
Income taxes	(1,988)	421	(1,242)	927
EBITDA	$(101,821)	$(36,174)	$(269,352)	$(84,947)
Adjusted for:
Stock-based compensation	6,293	11,040	33,687	20,046
Severance costs	11,218	—	19,613	—
Goodwill impairment	31,461	—	65,207	—
Long-lived asset impairment	32,027	—	32,027	—
Change in fair value of Warrant and Sponsor Covered shares liabilities	(786)	(11,169)	(21,317)	(6,691)
Accelerated contract expense	5,221	—	5,221	—
Adjusted EBITDA	$(16,387)	$(36,303)	$(134,914)	$(71,592)

The following table reconciles our adjusted gross profit to our adjusted EBITDA, for the periods indicated:

	Three Months Ended December 31,		Year ended December 31,
	2022	2021	2022	2021
	(Unaudited - in thousands)		(Unaudited - in thousands)
Adjusted Gross Profit	$13,982	$24,646	$46,848	$113,582
Minus:
Customer acquisition costs	6,324	18,251	47,926	55,208
Other indirect costs (1)	24,045	42,698	133,836	129,966
Adjusted EBITDA	$(16,387)	$(36,303)	$(134,914)	$(71,592)
__________________
(1)Includes corporate support, research and development, and other operating costs.

Doma Holdings, Inc.
Consolidated Statements of Operations

	Year ended December 31
(Unaudited - in thousands, except share and per share information)	2022	2021	2020
Revenues:
Net premiums written (1)	$385,253	$475,352	$345,608
Escrow, other title-related fees and other	52,008	79,585	61,275
Investment, dividend and other income	2,920	3,106	2,931
Total revenues	$440,181	$558,043	$409,814

Expenses:
Premiums retained by Third-Party Agents (2)	$261,476	$298,445	$220,143
Title examination expense	18,261	22,137	16,204
Provision for claims	16,740	21,335	15,337
Personnel costs	259,939	238,134	143,526
Other operating expenses	93,219	79,951	43,285
Goodwill impairment	65,207	—	—
Long-lived asset impairment	32,027	—	—
Total operating expenses	$746,869	$660,002	$438,495

Loss from operations	$(306,688)	$(101,959)	$(28,681)

Other (expense) income:
Change in fair value of Warrant and Sponsor Covered Shares liabilities	21,317	6,691	—
Interest expense	(18,080)	(16,861)	(5,579)
Loss before income taxes	$(303,451)	$(112,129)	$(34,260)

Income tax benefit (expense)	1,242	(927)	(843)
Net loss	$(302,209)	$(113,056)	$(35,103)

Earnings per share:
Net loss per share attributable to stockholders - basic and diluted	$(0.93)	$(0.64)	$(0.56)
Weighted average shares outstanding common stock - basic and diluted	326,042,708	177,150,914	62,458,039
__________________
(1)Net premiums written includes revenues from a related party of $134.9 million, $114.2 million, and $88.6 million for the years ended December 31, 2022, 2021, and 2020, respectively.
(2)Premiums retained by Third-Party Agents includes expenses associated with a related party of $108.4 million, $92.5 million, and $71.2 million during the years ended December 31, 2022, 2021, and 2020, respectively.

Doma Holdings, Inc.
Consolidated Balance Sheets

	December 31
(Unaudited - in thousands, except share information)	2022	2021
Assets
Cash and cash equivalents	$78,450	$379,702
Restricted cash	2,933	4,126
Investments:
Fixed maturities
Held-to-maturity debt securities, at amortized cost (net of allowance for credit losses of $440 at December 31, 2022 and $0 at December 31, 2021)	90,328	67,164
Available-for-sale debt securities, at fair value (amortized cost of $59,191 at December 31, 2022 and $0 at December 31, 2021)	58,254	—
Mortgage loans	297	2,022
Other invested assets	—	325
Total investments	$148,879	$69,511
Receivables (net of allowance for credit losses of $1,488 and $1,082 at December 31, 2022 and 2021, respectively)	21,292	15,498
Prepaid expenses, deposits and other assets	8,124	15,692
Lease right-of-use assets	18,634	—
Fixed assets (net of accumulated depreciation of $24,532 and $19,543 at December 31, 2022 and 2021, respectively)	39,383	45,953
Title plants	14,533	13,952
Goodwill	46,280	111,487
Total assets	$378,508	$655,921

Liabilities and stockholders’ equity
Accounts payable	$2,909	$6,930
Accrued expenses and other liabilities	28,892	54,149
Leases liabilities	27,489	—
Senior secured credit agreement, net of debt issuance costs and original issue discount	154,790	141,769
Liability for loss and loss adjustment expenses	82,070	80,267
Warrant liabilities	347	16,467
Sponsor Covered Shares liability	219	5,415
Total liabilities	$296,716	$304,997

Stockholders’ equity:
Common stock, 0.0001 par value; 2,000,000,000 shares authorized at December 31, 2022 and 2021; 329,147,979 and 323,347,806 shares issued and outstanding as of December 31, 2022 and 2021, respectively	33	33
Additional paid-in capital	577,483	543,070
Accumulated deficit	(494,787)	(192,179)
Accumulated other comprehensive income	(937)	—
Total stockholders’ equity	$81,792	$350,924
Total liabilities and stockholders’ equity	$378,508	$655,921

Quarterly Results of Operations and Other Data
The following tables set forth our selected unaudited quarterly consolidated statements of operations data for each of the quarters indicated. The information for each quarter has been prepared on a basis consistent with our audited consolidated financial statements, and reflect, in the opinion of management, all adjustments, which consist only of a normal, recurring nature that are necessary for a fair statement of the financial information contained in those financial statements. Our historical results are not necessarily indicative of the results that may be expected in the future. The following quarterly financial data should be read in conjunction with our consolidated financial statements.
Consolidated Statements of Operations

	Three months ended
(Unaudited - in thousands)	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022
Revenues:
Net premiums written	$98,870	$107,992	$109,271	$141,491	$116,598	$95,666	$108,926	$94,488	$86,173
Escrow, other title-related fees and other	17,977	18,575	20,065	20,452	20,493	16,113	14,366	12,627	8,902
Investment, dividend and other income	663	1,229	650	639	588	428	452	741	1,299
Total revenues	$117,510	$127,796	$129,986	$162,582	$137,679	$112,207	$123,744	$107,856	$96,374

Expenses:
Premiums retained by Third-Party Agents	$64,011	$70,338	$65,181	$91,596	$71,330	$60,602	$74,638	$65,141	$61,095
Title examination expense	4,393	4,853	5,500	5,289	6,495	5,981	5,146	3,709	3,425
Provision for claims	5,272	3,249	6,807	6,685	4,594	4,611	6,310	4,665	1,154
Personnel costs	38,874	43,464	53,954	62,410	78,306	77,793	73,233	60,481	48,432
Other operating expenses	12,149	14,165	17,181	21,693	26,912	22,754	23,637	20,656	26,172
Goodwill impairment	—	—	—	—	—	—	—	33,746	31,461
Long-lived asset impairment	—	—	—	—	—	—	—	—	32,027
Total operating expenses	$124,699	$136,069	$148,623	$187,673	$187,637	$171,741	$182,964	$188,398	$203,766

Loss from operations	$(7,189)	$(8,273)	$(18,637)	$(25,091)	$(49,958)	$(59,534)	$(59,220)	$(80,542)	$(107,392)

Other income (expense):
Change in fair value of warrant and Sponsor Covered Shares liabilities	—	—	—	(4,478)	11,169	13,900	5,193	1,438	786
Interest expense	(1,151)	(3,360)	(4,451)	(4,531)	(4,519)	(4,207)	(4,489)	(4,584)	(4,800)
Loss before income taxes	$(8,340)	$(11,633)	$(23,088)	$(34,100)	$(43,308)	$(49,841)	$(58,516)	$(83,688)	$(111,406)

Income tax benefit (expense)	(223)	(125)	(211)	(170)	(421)	(185)	(136)	(425)	1,988
Net loss	$(8,563)	$(11,758)	$(23,299)	$(34,270)	$(43,729)	$(50,026)	$(58,652)	$(84,113)	$(109,418)

Reconciliation of GAAP to Non-GAAP Measures
The following tables present our reconciliation of GAAP measures to non-GAAP measures for the historical periods indicated.
Retained premiums and fees

	Three Months Ended
(Unaudited - in thousands)	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022
Revenue	$117,510	$127,796	$129,986	$162,582	$137,679	$112,207	$123,744	$107,856	$96,374
Minus:
Premiums retained by Third-Party Agents	64,011	70,338	65,181	91,596	71,330	60,602	74,638	65,141	61,095
Retained premiums and fees	$53,499	$57,458	$64,805	$70,986	$66,349	$51,605	$49,106	$42,715	$35,279
Minus:
Direct labor	17,050	17,979	20,902	23,948	26,787	27,798	23,890	20,220	14,665
Provision for claims	5,272	3,249	6,807	6,685	4,594	4,611	6,310	4,665	1,154
Depreciation and amortization	2,579	2,707	3,021	1,978	2,615	3,236	3,747	4,251	4,785
Other direct costs(1)	4,186	7,109	7,561	10,073	10,322	8,826	8,016	6,224	5,478
Gross Profit	$24,412	$26,414	$26,514	$28,302	$22,031	$7,134	$7,143	$7,355	$9,197
__________________
(1)Includes title examination expense, office supplies, and premium and other taxes.
Adjusted gross profit

	Three Months Ended
(Unaudited - in thousands)	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022
Gross Profit	$24,412	$26,414	$26,514	$28,302	$22,031	$7,134	$7,143	$7,355	$9,197
Adjusted for:
Depreciation and amortization	2,579	2,707	3,021	1,978	2,615	3,236	3,747	4,251	4,785
Adjusted Gross Profit	$26,991	$29,121	$29,535	$30,280	$24,646	$10,370	$10,890	$11,606	$13,982

Adjusted EBITDA

	Three Months Ended
(Unaudited - in thousands)	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022
Net loss (GAAP)	$(8,563)	$(11,758)	$(23,299)	$(34,270)	$(43,729)	$(50,026)	$(58,652)	$(84,113)	$(109,418)
Adjusted for:
Depreciation and amortization	2,579	2,707	3,021	1,978	2,615	3,236	3,747	4,251	4,785
Interest expense	1,151	3,360	4,451	4,531	4,519	4,207	4,489	4,584	4,800
Income taxes	223	125	211	170	421	185	136	425	(1,988)
EBITDA	$(4,610)	$(5,566)	$(15,616)	$(27,591)	$(36,174)	$(42,398)	$(50,280)	$(74,853)	$(101,821)
Adjusted for:
Stock-based compensation	1,550	2,289	3,713	3,004	11,040	11,393	8,255	7,746	6,293
Severance costs	—	—	—	—	—	—	3,828	4,567	11,218
Goodwill impairment	—	—	—	—	—	—	—	33,746	31,461
Long-lived asset impairment	—	—	—	—	—	—	—	—	32,027
Change in fair value of warrant and Sponsor Covered Shares liabilities	—	—	—	4,478	(11,169)	(13,900)	(5,193)	(1,438)	(786)
Accelerated contract expense	—	—	—	—	—	—	—	—	5,221
Adjusted EBITDA	$(3,060)	$(3,277)	$(11,903)	$(20,109)	$(36,303)	$(44,905)	$(43,390)	$(30,232)	$(16,387)